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                                                                EXHIBIT 4.10




                    INTELLECTUAL PROPERTY SECURITY AGREEMENT


        This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of June 20, 1995, made by VISKASE CORPORATION, a Pennsylvania corporation (the "GRANTOR"), having its principal place of business at 6855 West 65th Street, Chicago, Illinois 60638 in favor of BT COMMERCIAL CORPORATION, a Delaware corporation ("BTCC"), in its capacity as collateral agent (in such capacity, the "COLLATERAL AGENT") pursuant to that certain Intercreditor and Collateral Agency Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "COLLATERAL AGENCY AGREEMENT") among the Collateral Agent and certain "SECURED PARTIES" (as defined in the Collateral Agency Agreement) and acknowledged and consented to by the "PARENT" (as hereinafter defined).


                             W I T N E S S E T H :

        WHEREAS, pursuant to the "FINANCING AGREEMENTS" (as defined in the Collateral Agency Agreement), Envirodyne Industries, Inc., a Delaware corporation (the "PARENT"), is about to incur the Secured Indebtedness (as defined in the Collateral Agency Agreement);

        WHEREAS, Grantor acknowledges that in view of the business relations between Grantor and Parent, the extensions of credit and other financial accommodations contemplated by the Financing Agreements will inure to the benefit of Grantor and it is in the direct interest and to the direct advantage of Grantor that it execute and deliver this Agreement;

        WHEREAS, pursuant to that certain Guaranty Agreement of even date herewith (the "SUBSIDIARY GUARANTY"), made by the Grantor in favor of the Collateral Agent on behalf and for the benefit of the Guarantied Parties, the Grantor has guarantied the full and prompt payment and performance of the "GUARANTIED OBLIGATIONS" (as defined in the Subsidiary Guaranty), including the indebtedness and other obligations of Parent under the respective Financing Agreements;

        WHEREAS, pursuant to that certain Subsidiary Security Agreement of even date herewith (the "SUBSIDIARY SECURITY AGREEMENT"), the Grantor has granted to the Collateral Agent on behalf and for the benefit of the Guarantied Parties a lien upon and security interest in substantially all of its property and assets, including, without limitation, the Intellectual Property Collateral (as hereinafter defined), to secure the prompt and complete payment, performance and observance of the Guarantied Obligations; and





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        WHEREAS, it is a condition precedent to the making of the extensions of credit and other financial accommodations contemplated by the respective Financing Agreements that the Grantor shall have entered into this Agreement;

        NOW, THEREFORE, in consideration of the premises and in order to induce the Guarantied Parties and the other holders of Secured Indebtedness from time to time to make the extensions of credit and other financial accommodations contemplated by the respective Financing Agreements, the Grantor hereby agrees with the Collateral Agent on behalf and for the benefit of the Guarantied Parties as follows:

        1. DEFINED TERMS. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Subsidiary Guaranty. The following terms have the following meanings (such meanings being equally applicable to both the singular and the plural forms of the terms defined):

                "AGREEMENT" means this Intellectual Property Security Agreement, as the same may from time to time be amended, restated, modified or otherwise supplemented, and shall refer to this Intellectual Property Security Agreement as in effect on the date such reference becomes operative.

                "COPYRIGHTS" means copyrights, registrations and applications therefor, and any and all (i) renewals and extensions thereof, (ii) income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iii) rights to sue for past, present and future infringements or misappropriations thereof, and (iv) all other rights corresponding thereto throughout the world.

                "INTELLECTUAL PROPERTY COLLATERAL" has the meaning assigned to such term in Section 2 of this Agreement.

                "LICENSES" means license agreements in which the Grantor grants or receives a grant of any interest in Copyrights, Trademarks, Patents and Trade Secrets and other intellectual property and any and all (i) renewals, extensions, supplements, amendments and continuations thereof, (ii) income, royalties, damages and payments now and hereafter due or payable to the Grantor with respect thereto, including, without limitation, damages and payments for past or future violations or infringements or misappropriations thereof, and (iii) rights to sue for past, present and future violations or infringements thereof.

                "PATENTS" means patents and patent applications along with any and all (i) inventions and improvements described and claimed therein,
        (ii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iii) income, royalties, damages and payments now and here-





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        after due and/or payable to the Grantor with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iv) rights to sue for past, present and future infringements or misappropriations thereof, and (v) all other rights corresponding thereto throughout the world.

                "TRADEMARKS" means trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, and the entire product lines and goodwill of Grantor's business connected therewith and symbolized thereby, together with any and all (i) renewals thereof, (ii) income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iii) rights to sue for past, present and future infringements or misappropriations thereof, and (iv) all other rights corresponding thereto throughout the world.

                "TRADE SECRETS" means trade secrets, along with any and all (i) income, royalties, damages and payments now and hereafter due and/or payable to the Grantor with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (ii) rights to sue for past, present and future infringements or misappropriations thereof, and (iii) all other rights corresponding thereto throughout the world.

        The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular section, subsection or clause contained in this Agreement.

        2. GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL. In order to secure the prompt and complete payment, performance and observance of all of the Guarantied Obligations, the Grantor hereby grants and conveys to the Collateral Agent on behalf and for the benefit of the Guarantied Parties as collateral security, a continuing lien upon and security interest in all of the Grantor's right, title and interest in and to all intellectual property rights now owned or existing and hereafter acquired or arising in the following assets, subject to the provisos set forth below in this Section 2 (all of which being hereinafter referred to as the "INTELLECTUAL PROPERTY COLLATERAL"):

                (a) all Trademarks of the Grantor, including, without limitation, the Trademarks listed on SCHEDULE A hereto;

                (b) all Copyrights of the Grantor, including, without limitation, the Copyrights listed on SCHEDULE B hereto;

                (c) all Licenses of the Grantor, including, without limitation, the Licenses listed on SCHEDULE C hereto;





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                (d)   all Patents of the Grantor, including, without
        limitation, the Patents listed on SCHEDULE D hereto;

                (e)   all Trade Secrets of the Grantor; and

                (f) the entire goodwill of the Grantor's business connected with the use of and symbolized by the Trademarks;

provided, however, that, (i) notwithstanding anything to the contrary contained in this Section 2, the Intellectual Property Collateral shall not include any License if (and solely to the extent and for so long as) such License expressly prohibits Grantor from granting any "LIEN" (as defined in the Subsidiary Guaranty) thereon, and (ii) nothing hereunder constitutes or shall be deemed to constitute the grant of a security interest in favor of the Collateral Agent on behalf and for the benefit of the Guarantied Parties with respect to any Intellectual Property Collateral to the extent prohibited by applicable law.

        3. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants that:

                (a) The Trademarks, Copyrights, Licenses, Patents and Trade Secrets are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, except for instances of such invalidity or unenforceability which singly or in the aggregate could not reasonably be expected to have a material adverse effect on the Intellectual Property Collateral or the Grantor's ability to use the Intellectual Property Collateral;

                (b) The Grantor has the full right, power and authority to enter into this Agreement and to grant all of its right, title and interest herein granted;

                (c) The execution, delivery and performance by the Grantor of this Agreement do not and will not contravene any contractual restriction binding on or affecting the Grantor or any of its properties;

                (d) This Agreement has been duly executed and delivered by the Grantor and is a legal, valid and binding obligation of the Grantor enforceable against the Grantor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditor's rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law);





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                (e)   The Grantor is the sole and exclusive owner of the
        Intellectual Property Collateral, all of which is free and clear of any Liens, other than Permitted Liens and Liens securing indebtedness to be paid from the proceeds of the First Priority Notes on or immediately following the date hereof, and no other person or entity has any claim with respect to the Intellectual Property Collateral whatsoever;

                (f) SCHEDULES A, B, C and D attached hereto list, respectively, all Trademarks, Copyrights, Licenses and Patents related to the Intellectual Property Collateral;

                (g) The Grantor owns or licenses or otherwise has the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are used in the operation of its business;

                (h) To the best of the Grantor's knowledge, the Intellectual Property Collateral does not infringe any rights owned or possessed by any third party;

                (i) Except as set forth on SCHEDULE E hereto, there are no claims, judgments or settlements to be paid by the Grantor or pending claims or litigation relating to the Intellectual Property Collateral which singly or in the aggregate could reasonably be expected to result in liability to Grantor;

                (j) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Intellectual Property Collateral is on file or of record in any public office, except such as may have been filed by the Grantor in favor of the Collateral Agent for the benefit of the Guarantied Parties pursuant to this Agreement or such as relate to other Permitted Liens or Liens securing indebtedness to be paid from the proceeds of the First Priority Notes on or immediately following the date hereof; and

                (k) Assuming appropriate financing statements have been filed in the proper jurisdictions and appropriate filings have been made with the United States Patent and Trademark Office and the United States Copyright Office and any appropriate filing offices located in foreign countries, this Agreement is effective to create a valid and continuing first priority lien on and first priority security interest in the Intellectual Property Collateral in favor of the Collateral Agent for the benefit of the Guarantied Parties.

        4. RIGHTS AND REMEDIES; APPLICATION OF MONIES.

                (a) Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may to the fullest extent permitted by applicable law, without prior notice to





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        Grantor, and without advertisement, hearing or process of law in any kind, (i) exercise any and all rights as beneficial and legal owner of the Intellectual Property Collateral, including, without limitation, any and all consensual rights and powers with respect to the Intellectual Property Collateral, and (ii) sell or assign or grant a license or franchise to use, or cause to be sold or assigned or granted a license or franchise to use, any or all of the Intellectual Property Collateral, in each case, free of all rights and claims of Grantor therein and thereto (but subject, in each case, to the rights of others heretofore granted or created by Grantor in the ordinary course of business). Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may (i) sell or assign the Intellectual Property Collateral, or any part thereof, for cash or credit as the Collateral Agent may deem appropriate or (ii) grant licenses or franchises or both to use the Intellectual Property Collateral on such terms and conditions as the Collateral Agent shall determine. In connection therewith, the Collateral Agent shall have the right to impose such limitations and restrictions on the sale or assignment of the Intellectual Property Collateral as the Collateral Agent may deem to be necessary or appropriate to comply with any law, rule or regulation (Federal, state, local or that of a foreign country) having applicability to any such sale and requirements for any necessary governmental approvals.

                (b) It is expressly understood that, anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of its Contracts (as such term is defined in any of the Security Agreements) and each of its Licenses to observe and perform in all material respects all the conditions and obligations to be observed by it thereunder and the Grantor shall perform in all material respects all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Contract or License by reason of or arising out of this Agreement or the granting to the Collateral Agent of the security interest herein, nor shall the Collateral Agent or any other Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                (c) Except as provided in this Section 4, Grantor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or





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        process of law in connection with the exercise by the Collateral Agent of any of its rights and remedies hereunder. The Collateral Agent shall not be liable to any Person for any incorrect or improper payment made pursuant to this Section 4.

                (d) Notwithstanding any provisions of this Agreement to the contrary, if, after giving effect to any sale, transfer, assignment or other disposition of any or all of the Intellectual Property Collateral pursuant hereto and after the application of the proceeds hereunder to the Guarantied Obligations, any Guarantied Obligations remain unpaid or unsatisfied, Grantor shall remain liable for the unpaid and unsatisfied amount of such Guarantied Obligations.

                (e) Any cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or part of the Intellectual Property Collateral shall be applied by the Collateral Agent in the order of priorities set forth in the Collateral Agency Agreement.

                (f) Upon the declaration of an Event of Default, the Grantor agrees that it will, at the request of the Collateral Agent, promptly (and in any event within three business days) deliver to the Collateral Agent or its designee an assignment of the Intellectual Property Collateral, duly executed by the Grantor, in substantially the form of SCHEDULE F annexed hereto. Upon the occurrence and during the continuation of an Event of Default, the Grantor agrees that the Collateral Agent may duly execute such an assignment as Grantor's true and lawful attorney-in- fact pursuant to Section 15 hereof.

        5. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent with respect to the Liens granted herein, and all obligations of the Grantor pursuant hereto, shall be absolute and unconditional irrespective of:

                (a) the lack of validity or enforceability of any provisions of any of the Transaction Documents (as defined in the Subsidiary Guaranty);

                (b) any change in the time, manner or place of payment of, or in any other term of, or increase in the amount of, all or any of the Guarantied Obligations or any other amendment or waiver of any term of, or any consent to any departure from any requirement of any of the Transaction Documents;

                (c) any exchange, release or non-perfection of any collateral or security for the Guarantied Obligations other than the Intellectual Property Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Guarantied Obligations; or





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                (d)   any other circumstance which might otherwise constitute a
        defense available to, or a discharge of, the Grantor or a third-party grantor.

        6. TERMINATION OF SECURITY INTEREST. This Agreement, and the security interests created or granted hereby or thereby, shall terminate when the later of the following shall have occurred: (a) the date that the last Guarantied Obligations shall have been fully paid and satisfied and (b) the date as of which the last of the commitments and any other obligations that any of the Guarantied Parties have under any of the Financing Agreements or related documents and instruments have terminated, at which time the Collateral Agent (without recourse upon, or any warranty whatsoever by, the Collateral Agent) shall execute and deliver to Grantor, for filing in each office in which any security agreement, notice or other filing, or any part thereof, shall have been filed, an instrument releasing the Collateral Agent's security interest in the Intellectual Property Collateral, and such other documents and instruments to terminate any security interest of the Collateral Agent granted hereby as Grantor may reasonably request, all without recourse upon, or warranty whatsoever by, the Collateral Agent, except that the same shall be free and clear of any claims, Liens or encumbrances created by or in respect of the Collateral Agent, and at the cost and expense of Grantor.

        7. USE AND PROTECTION OF INTELLECTUAL PROPERTY COLLATERAL.

                (a) Notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing, the Grantor may continue to exploit, license, franchise, use, enjoy and protect (whether in the United States of America or any foreign jurisdiction) the Intellectual Property Collateral in the ordinary course of business and the Collateral Agent shall from time to time execute and deliver, upon written request of Grantor and at Grantor's sole cost and expense, any and all instruments, certificates or other documents, in the form so requested, necessary or appropriate in the judgment of the Grantor to enable the Grantor to do so.

                (b) In order to more fully protect the Intellectual Property Collateral in respect of which security interests have been granted to the Collateral Agent by the Grantor hereunder, the Grantor may hereafter transfer to the Collateral Agent such additional rights, privileges, marks and licenses as Grantor may in its discretion determine to be necessary and appropriate to the continuing exploitation, licensing, use, enjoyment and protection (whether in the United States of America or any foreign jurisdiction) of the Intellectual Property Collateral.

        8. DUTIES OF GRANTOR. The Grantor shall have the duty to preserve and maintain in a manner substantially consistent with its present practices all rights in the Intellectual Property Collateral such that the failure to preserve or maintain such





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Intellectual Property Collateral could singly or in the aggregate could reasonably be expected to have a material and adverse effect on the Intellectual Property Collateral or the business, assets or condition (financial or otherwise) of Grantor. The Grantor shall take all action reasonably requested by the Collateral Agent to register, record and/or perfect the Collateral Agent's rights hereunder. Such duties shall include, but not be limited to, the following:

                (a) The Grantor shall take appropriate action at its expense to halt the infringement of any of the Intellectual Property Collateral if such infringement singly or in the aggregate could reasonably be expected to have a material adverse effect on the value of the Intellectual Property Collateral or the Grantor's ability to use the Intellectual Property Collateral;

                (b) The Grantor shall not amend, modify, terminate or waive any provisions of any other contract to which the Grantor is a party in any manner which singly or in the aggregate could reasonably be expected to have a material adverse effect on the Intellectual Property Collateral or on the Grantor's ability to use the Intellectual Property Collateral.

        9. THE COLLATERAL AGENT'S RIGHT TO SUE. Whenever an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right, but shall in no way be obligated, to bring suit in its own name to protect or enforce any of the Intellectual Property Collateral, including, without limitation, the Trademarks, Copyrights, Licenses, Patents and Trade Secrets, and, if the Collateral Agent shall commence any such suit, Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all proper documents required by the Collateral Agent in aid of such protection or enforcement.

        10. MAINTENANCE OF RECORDS. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Intellectual Property Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Intellectual Property Collateral and all other dealings with the Intellectual Property Collateral.
At the Collateral Agent's request, the Grantor will mark its books and records pertaining to the Intellectual Property Collateral to evidence this Agreement and the security interests granted hereby. For the Collateral Agent's further security, the Grantor agrees that the Collateral Agent shall have a special property interest in all of the Grantor's books and records pertaining to the Intellectual Property Collateral and, upon the occurrence and during the continuation of any Event of Default, at the request of the Collateral Agent, the Grantor shall deliver and turn over any such books and records to the Collateral Agent or its representatives at any time on demand of the Collateral Agent.





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        11.  RIGHT OF INSPECTION.  Upon reasonable notice to the Grantor
(unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Collateral Agent and any other Secured Party shall at all times have full and free access during normal business hours to all the books and records and correspondence of the Grantor, and the Collateral Agent, any other Secured Party or their respective representatives may examine the same, take abstracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Collateral Agent and each other Secured Party, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

        12. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Collateral Agent to exercise, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent preclude other or further exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies that may be available to the Collateral Agent whether at law, in equity or otherwise.

        13. NOTICES, ETC. Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and delivered and deemed to be effective in the manner and at the time set forth in Section 10 of the Subsidiary Security Agreement.

        14. EXPENSES OF COLLECTION. The Grantor hereby agrees to pay all expenses of the Collateral Agent, including reasonable attorneys' fees, incurred with respect to the enforcement of the respective rights of the Collateral Agent hereunder, which expenses together with interest thereon as aforesaid shall constitute Guarantied Obligations.

        15. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as Grantor's true and lawful attorney-in-fact, for the purpose of, upon the occurrence and during the continuance of any Event of Default, taking such action and executing such agreements, instruments and other documents, in the name of Grantor or otherwise, not inconsistent with the express provisions of this Agreement, as the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is an agency coupled with an interest and is irrevocable until payment in full of all Guarantied Obligations; provided, however, that, the Collateral Agent will forbear from exercising the power of attorney or any of the rights granted to the Collateral Agent pursuant to this
Section 15 unless and until the Collateral Agent shall have requested that Grantor take such action, and Grantor shall have failed to take such action within five (5) days of its receipt of such request.





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        16.  GOVERNING LAW; BINDING EFFECT; ASSIGNMENT.  This agreement shall be governed by and construed in accordance with the internal law of the State of Illinois, without regard to conflict of law principles. This Agreement shall be binding upon Grantor and the Collateral Agent and their respective successors and assigns and shall inure to the benefit of Grantor and the Collateral Agent and its successors and assigns; provided, however, that Grantor may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Collateral Agent. Except as provided in Section 2, no other Person (including, without limitation, any other creditor of grantor) shall have any interest herein or any right or benefit with respect hereto and this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and each of their respective successors and assigns.

        17. FURTHER INDEMNIFICATION. The Grantor agrees to pay, and save the Collateral Agent and each other Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable with respect to any of the Intellectual Property Collateral or in connection with any of the transactions contemplated by this Agreement.

        18. COLLATERAL AGENT PERFORM. If the Grantor fails to perform any agreement contained herein, the Collateral Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 14 hereof or, if not so paid, shall become Guarantied Obligations.

        19. NEW INTELLECTUAL PROPERTY. In the event, prior to the time the Guarantied Obligations have been paid in full and satisfied, the Grantor shall
(i) obtain any rights to or interests in any new inventions whether or not patentable, patents, patent applications or any reissue, divisions, continuations, renewals, extensions, or continuations-in-part of any patent or improvement of any patent, trademarks, trade names, service marks, and registrations or applications therefor, trade secrets or copyrights and registrations or applications therefor, or licenses, or (ii) become entitled to the benefit of any patent, copyright or trademark, or any registrations or applications therefor, license, license renewal, trade secret or copyright renewal, the provisions of this Agreement shall automatically apply thereto and anything enumerated in clause (i) or (ii) of this Section 19 shall constitute Intellectual Property Collateral; provided, however, that (i) notwithstanding anything to the contrary contained in this Section 19, the Intellectual Property Collateral shall not include any License if (and solely to the extent and for so long as) such License expressly prohibits Grantor from granting any Lien thereon and (ii) nothing hereunder constitutes or shall be deemed to constitute the grant of a security interest in favor of the Collateral Agent on behalf and for the benefit of the Guarantied





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Parties with respect to any Intellectual Property Collateral to the extent prohibited by applicable law. The Grantor agrees, promptly following the written request by the Collateral Agent, to amend this Agreement by amending any or all of SCHEDULES A, B, C and D, as applicable, to include any such future trademarks, trademark registrations, trademark applications, trade names, service marks, copyrights and licenses which would be Intellectual Property Collateral, and to immediately prepare, execute and record with all appropriate foreign country, Federal, state and/or local offices and authorities a Security Agreement for any such new Intellectual Property Collateral, in form and substance similar to this Agreement, and to deliver to the Collateral Agent reasonable proof of such recordation.

        20. WAIVER OF JURY TRIAL. The Grantor hereby irrevocably waives to the fullest extent permitted by law any and all right to trial by jury it may have in respect of any litigation based on, arising out of, under or in connection with, this Agreement.

        21. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        22. FURTHER DOCUMENTATION. The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver such further instruments and documents, and take such further action, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and protect any security interests granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce the rights and remedies pursuant hereto with respect to any of the Intellectual Property Collateral.

        23. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        24. Section TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of this Agreement.

        25. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.


                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its duly authorized officer, on the date first above written.

                                                VISKASE CORPORATION, a
                                                Pennsylvania corporation


                                                By:_____________________________
                                                Name:___________________________
                                                     Vice President




ACCEPTED AND ACKNOWLEDGED:

BT COMMERCIAL CORPORATION,
a Delaware corporation, as
Collateral Agent

By:________________________
  Wayne Hillock
  Senior Vice President

                                   SCHEDULE A

                                   TRADEMARKS

                                   SCHEDULE B

                                   COPYRIGHTS


                                     None.

                                   SCHEDULE C

                                    LICENSES


                                     None.

                                   SCHEDULE D

                                    PATENTS

                                   SCHEDULE E

                                   LITIGATION


None, except:

                                   SCHEDULE F

                 ASSIGNMENT OF INTELLECTUAL PROPERTY COLLATERAL


        AGREEMENT made this ______ day of ________ 19__, by VISKASE CORPORATION (the "ASSIGNOR") and BT COMMERCIAL CORPORATION, a Delaware corporation, in its capacity as collateral agent (the "COLLATERAL AGENT") under the Collateral Agency Agreement (as defined in the Security Agreement).


                              W I T N E S S E T H:

        WHEREAS, Assignor and the Collateral Agent are parties to the Intellectual Property Security Agreement, dated as of June 20, 1995 (the "SECURITY AGREEMENT"), which provides that upon the occurrence of certain events specified therein, Assignor and the Collateral Agent shall execute and deliver this Assignment; and

        WHEREAS, the aforementioned events have occurred;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

        1. INCORPORATION. This Assignment is made pursuant to and subject to the terms of the Security Agreement, which is deemed incorporated herein by this reference and shall constitute part of this Assignment as if fully set forth herein.

        2. ASSIGNMENT. Assignor hereby conveys, sells, assigns, transfers and sets over to the Collateral Agent all of Assignor's entire right, title and interest in and to the Intellectual Property Collateral (as defined in the Security Agreement).

        3. NOTICES. All notices hereunder to the parties hereto shall be made in the manner and to the addresses specified in the Security Agreement.

        4. FURTHER INSTRUMENTS. The parties agree to promptly execute and deliver all further instruments necessary or desirable to carry out the purposes of this Assignment.

        5. HEADINGS. The headings in this Assignment are for purposes of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of any of the terms hereof.

        IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

                                                ASSIGNOR:


                                                By: ___________________________
                                                    Title:


                                                BT COMMERCIAL CORPORATION,
                                                a Delaware corporation, as
                                                Collateral Agent


                                                By: ___________________________
                                                    Title:

STATE OF _________  )
                    )  ss.:
COUNTY OF ________  )


        On this ____ day of __________, 19__, before me came _________________, to me known to be an officer of _____________, the company described in and which executed the above instrument, and duly acknowledged that he executed the same.


                                               ______________________________
                                                        NOTARY PUBLIC

STATE OF _________  )
                    )  ss.:
COUNTY OF ________  )


        On this ______ day of __________, 19__, before me came
_______________________, to me known to be an officer of BT Commercial Corporation, as Collateral Agent, the company described in and which executed the above instrument, and duly acknowledged that he executed the same.



                                             _______________________________
                                                       NOTARY PUBLIC